Exhibit 10.1

ASSIGNMENT

For valuable consideration, Blink Simulations, Inc., a California corporation having a place of business at 1245 Greenwood Ave, Palo Alto CA (hereinafter referred to as "Assignor") hereby assigns to Partition Design, Inc., a corporation organized and existing under and by the virtue of the laws of the State of Delaware and having a place of business at 1880 East 12th Street, Brooklyn, New York, 11229, USA, and its successors and assigns (collectively hereinafter called "the Assignee"), the entire right, title and interest throughout the world in the invention and improvements which are the subject of an application for United States Patent filed herewith, entitled PARTITIONING ELECTRONIC CIRCUIT DESIGNS INTO SIMULATION-READY BLOCKS, and related applications and patents, this assignment including said application, any and all United States and foreign patents granted for any of said inventions or improvements, including all divisions, continuations, reissues, continuations-in-part and extensions thereof, and the right to claim priority based on the filing date of said application and based on the filing date of any provisional application of which said application claims the benefit under the International Convention for the Protection of Industrial Property, the Patent Cooperation Treaty, the European Patent Convention, and all other treaties of like purposes; and Assignor authorizes the Assignee to apply in all countries in its own name for patents and like rights of exclusion and for inventor's certificates for said inventions and improvements; and Assignor agrees for myself and my heirs, legal representatives and assigns, without further compensation, upon request to perform such lawful acts, to promptly provide Assignee with all pertinent facts and documents relating to said invention or application as may be known and accessible to me, to testify in any interference or litigation related to said invention or application and to sign such further applications, assignments, Preliminary Statements and other lawful documents as the Assignee may reasonably request to effectuate fully this Assignment.

The Assignor hereby covenants that no assignment, sale, agreement, or encumbrance has been or will be made or entered into which would conflict with this Agreement.

WITNESS my hand at    Palo Alto                                                                                 ,

this   30th    day of      August                                                                                                     , 2007.

/s/ Matthew Winston

[INSERT ASSIGNOR’S NAME]

STATE OF    California

)

) ss

COUNTY OF   Santa Clara

)

On     8/30/2007      before me,   Mohsen Jahani                                  , personally appeared

 Matthew Winston               [INSERT ASSIGNOR’S NAME]

☐ personally known to me - OR – ☒  proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Mohsen Jahani

Notary Public in and for said County and State

NOTARY SEAL

2